UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 6, 2013

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   314-213-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Item 2.02                      Results of Operations and Financial Condition

Today, February 7, 2013, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its fiscal year 2013 first quarter financial and operating results.  See Item 7.01, Regulation FD Disclosure, below.

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2013 Incentive Compensation Plan

On February 6, 2013, the Registrant’s stockholders approved the Registrant’s 2013 Incentive Compensation Plan (the “Plan”), by the vote set forth in Item 5.07, below.  The Plan had been adopted by the Registrant’s Board of Directors on November 8, 2012 subject to stockholder approval.

The Plan, which is more fully described in the Proxy Statement for the Registrant’s 2013 Annual Meeting filed with the Securities and Exchange Commission on December 19, 2012, permits the Registrant’s Human Resources and Compensation Committee (the “Committee”) to grant awards based on shares of the Registrant’s common stock (“Shares”), as well as cash awards, to facilitate effective employee incentive arrangements, subject to limits on the numbers of Shares specified for certain types of awards.  Awards may be granted in the form of stock options (including incentive stock options), stock appreciation rights, performance-accelerated restricted stock awards, restricted stock awards, other Share-based awards, and long term incentive awards.  The Committee may delegate to the Registrant’s chief executive officer the authority to grant stock options of up to 10,000 Shares each (and 50,000 per year in the aggregate) to employees who are not reporting persons under Section 16 of the Exchange Act or covered employees (as defined in Section 162(m) of the Code).  The number of Shares with respect to which stock options and stock appreciation rights may be granted to any individual during any calendar year may not exceed 150,000 Shares.

The total number of authorized but unissued Shares allocated for awards under the Plan is 1,449,107, which consists of: (i) 700,000 Shares first approved for issuance under the Plan, plus (ii) 249,107 Shares previously authorized under the Registrant’s 2004 Incentive Compensation Plan (the “2004 Plan”) but not used for Performance Share Awards (as defined in the 2004 Plan), Restricted Stock Awards and any other awards wherein actual Shares were distributed without any payment by the participant; plus (iii) 500,000 Shares previously authorized but not used under the 2004 Plan, which may be used only for stock options and other awards which require payment by the participant in exchange for actual Shares.  No other Shares previously available under the 2004 Plan will be usable for awards.  The Company may, in its discretion, use Shares held in treasury in lieu of authorized but unissued Shares.

No awards may be granted under the Plan after November 8, 2022 or such earlier date as the Plan may be terminated by the Registrant’s Board of Directors or the Committee.

Item 5.07                      Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of the Registrant’s stockholders was held on February 6, 2013.  At the meeting, the stockholders voted on the following matters.

1.	The voting for directors was as follows:

Nominee	For	Withheld	Broker Non-Votes
V.L. Richey, Jr.	22,786,973	952,818	1,148,870
J.M. Stolze	23,333,286	406,504	1,148,870

2.	The voting to ratify the Registrant’s appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending September 30, 2013 was as follows:

For	Against	Abstain
24,490,830	241,249	156,581
3.	The vote on the proposal to approve the Registrant’s 2013 Incentive Compensation Plan was as follows:

For	Against	Abstain	Broker Non-Votes
21,249,425	2,322,091	168,273	1,148,871

4.	The advisory vote on the resolution to approve the compensation of the Registrant’s executive officers was as follows:

For	Against	Abstain	Broker Non-Votes
23,442,031	125,667	172,091	1,148,871

Item 7.01                      Regulation FD Disclosure

Today, February 7, 2013, the Registrant is issuing a press release (Exhibit 99.1) announcing its fiscal year 2013 first quarter financial and operating results.  The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time.  This press release will be posted on the Registrant’s web site located at http://www.escotechnologies.com.  It can be viewed through the “Investor Relations” page of the web site under the tab “Press Releases,” although the Registrant reserves the right to discontinue that availability at any time.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                Description of Exhibit

10.1	2013 Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed with the Commission on December 19, 2012)

99.1                                Press Release dated February 7, 2013

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site.  Information contained on the Registrant’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 7, 2013
ESCO TECHNOLOGIES INC.

By:   /s/G.E. Muenster
G.E. Muenster
Executive Vice President
and Chief Financial Officer